EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 by Pride Petroleum Services, Inc. of our report dated February 26, 1996, which includes an explanatory paragraph regarding a change in the accounting for income taxes in 1993, on our audits of the financial statements and financial statement schedule of Pride Petroleum Services, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995.

                                                        COOPERS & LYBRAND L.L.P.

Houston, Texas
June 21, 1996